EXHIBIT 10.15
                                                                   -------------

                              EMPLOYMENT AGREEMENT


                  This Agreement is made as of the 1 day of May 1997.

BETWEEN: PRECISE SOFTWARE SOLUTIONS LTD/PRECISE SOFTWARE SOLUTIONS INC./PRECISE SOFTWARE SOLUTIONS GMBH* (delete the inapplicable) (hereinafter the "COMPANY")

                                                              of the first part;
                                                              ------------------

AND               AKI RATNER I.D 54040977
                  (hereinafter the "EMPLOYEE")

                                                              of the second part
                                                              ------------------

WHEREAS, the Company desires to employ the Employee and the Employee desires to be employed by the Company, upon the terms and subject to the conditions herein contained;

         NOW, THEREFORE, THE PARTIES HERETO HEREBY AGREE AS FOLLOWS:

1.       EMPLOYMENT

         The Company agrees to employ the Employee, and the Employee agrees to be employed by the Company, for the period set forth in Section 2 hereof, upon the terms and subject to the conditions herein provided.

2. The initial terns of the Employee's employment hereunder shall be deemed to have commenced on the date listed in para. 1 of Annex "A" and shall continue until the date listed in para. 2 of Annex "A". unless terminated earlier by (i) either party, at convenience, by a prior written notice to that effect, or (ii) the Company, for cause, pursuant to the provisions of Section 7 below. The minimum period for the termination notice pursuant to para. (1) above is listed in para. 3 of Annex "A".

3.       POSITION & DUTIES

         3.1. During the term of this Agreement, the Employee agrees to serve, and the Company agrees to employ the Employee, in the position specified in para. 4 of Annex "A" and/or in any other position designated by the Chief Executive Officer of the Company (the "OFFICER"). The Employee agrees to fulfill such duties and functions as shall be assigned to him by the Chairman of the Board of Directors of the Company of by the Officer. The Employee shall be based in the country listed in para. 5 of the Annex "A", but may be requested to perform services hereunder in other countries and, if so requested, shall travel to such other countries to perform duties and functions as may be assigned to him by the Officer.

                  If elected an officer or director of any subsidiary or affiliate of the Company, the Employee shall serve in such position, without being paid additional compensation for any services to be rendered in connection therewith.

         3.2.     During the term of this Agreement, the Employee shall:

                  3.2.1. serve the Company faithfully and to the best of his ability, and devote his entire working time, attention and efforts to the business and affairs of the Company; and

                  3.2.2. refrain from, and not engage in, any work or business outside the scope of his employment.

4.       COMPENSATE & REIMBURSEMENT

         As compensation for the Employee's services during the term of this Agreement, the Company shall:

         4.1. pay (or cause to be paid) to the Employee a gross salary at the monthly rate listed in para. 6 of Annex "A", in accordance with the Company's customary payroll practices and linked in the manner specified in para 7 of Annex "A";

         4.2. pay (or reimburse) the Employee for all reasonable expenses actually incurred or paid by the Employee in the performance of services hereunder, after presentation of expense statements and approved as such by the Company - or vouchers or such other supporting information and documentation as the Company may customarily require of its employees;

         4.3. afford to the Employee, in addition to vacation days on all national Holidays: (i) annual paid vacation; and (ii) paid sick leave to be used only for personal illness or attendance due to a death or a grave illness of an immediate family member. The number of days allocated for vacation and for sick leave pursuant to paras. (i) and (ii) hereof are listed, respectively, in paras. 8 and 9 of Annex "A".

         4.4. grant to the Employee an Option, within the meaning of the Company's Share Option & Incentive plan (the "PLAN"), to purchase the number of shares listed in para. 10 of Annex "A", in accordance with, and subject to, the terms and conditions set forth in the plan, provided that (1) the Option shall be exercisable on the date(s) listed in para. 11 of Annex "A" and
                  (ii) the term of the Restricted periods (within the meaning of the plan) shall be as listed in para. 12 of Annex "A" grant to the Employee the additional benefit(s) specified in para. 13 of Annex "A".

5.       CONFIDENTIAL INFORMATION & INVENTIONS

         5.1. During and after the term of its employment hereunder, the Employee shall not (other than in the ordinary course of employment by the Company) use or disclose to any person, company, firm or corporation or any other third party, the contents of this

                  Agreement or any confidential information or proprietary information or trade secrets including (without limitation) financial data, forecasts, business strategies, product development processes, formula, data, know how, improvements, inventions, techniques, customers lists and marketing plans or any other documents or information relating to the Company or any other member of the Group or to the business of the Group (collectively, the "CONFIDENTIAL INFORMATION"). For the purpose of this Agreement, the term "GROUP" refers to Precise Software Solutions Limited and to its parent companies, subsidiaries, affiliates and divisions.

         5.2. Notwithstanding the foregoing, the term "CONFIDENTIAL INFORMATION" shall not include any information which is already, or shall become, available to the public through no fault of the Employee or which I disclosed by the Employee pursuant to any applicable law or regulations. The Employee acknowledges and agrees that the Confidential Information shall be and remain the exclusive property of the Company, and the Employee shall have no right thereto and no interest therein. The Employee hereby assigns to the Company all rights or interest it may have (or acquire) in all Confidential Information.

         5.3. Any and all ideas, conceptions, research, information, discoveries, improvements, methods, formula, designs, processes, trademarks, tradenames, copyrights, patents, products, plans, software, source-language, codes, computer programs, and writings of inventions made, conceived, discovered, originated, developed or created by the Employee (whether at the request or suggestion of the Company and/or any other member of the Group or otherwise, whether alone or in conjunction with others, and whether during regular hours of work or otherwise) during the period of employment by the Company and/or by any other member of the Group, which may be directly or indirectly useful in, or relate to, the business of, or to tests being carried out by the Company and/or any other member of the Group (hereinafter, collectively `INVENTIONS"), will be promptly and fully disclosed by the Employee to an appropriate executive officer of the Company and shall be the Company's exclusive property as against the Employee, and the Employee will promptly deliver to an appropriate executive officer of the company, all papers, drawings, models, data and other material relating to any invention made, developed or created by the Employee within one year following termination of its employment with the Company shall be deemed to fall within this provision, unless proved to have been conceived and made following such termination.

         5.4. The Employee will, upon the Company's request and without any payment therefor, execute any documents, necessary or advisable in the opinion of the Company's counsel, to direct issuance of patents to the Company (or its designee) with respect to such Inventions as are to be the Company's (or its designee's) exclusive property, or to vest in the Company (or its designee) title to such Inventions as against the Employee. The expenses of securing any such patent shall be borne by the Company.

6.       NON COMPETITION

         6.1. During the term of this Agreement, including any extensions hereof, and for one year thereafter, the Employee shall not directly or indirectly:

                  6.1.1. engage in, serve as an employee, officer, director or consultant to, or have an interest (as a partner, owner, shareholder, joint venturer or otherwise) in, any business which is similar to, or which is engaged in all or any part of the then business of, or is otherwise in competition with, the Company (and/or with any of its subsidiaries and/or affiliated companies which are engaged in a business identical with, and/or similar to, the then business of the Company - hereinafter the "COMPANIES"), in any geographic area in which the Company and/or any of the Companies is doing business, during and at the end of the term of this Agreement, provided that nothing contained herein shall prevent or prohibit the Employee from owing beneficially securities constituting less than three percent (3%) of the issued and outstanding equity securities of any corporation in competition with the Company, the securities of which are regularly traded on a national or overseas securities exchange or on the over the counter market.

                  6.1.2. solicit, raid, entice or induce any person, firm or corporation that presently is (or at any time during the term of this Agreement shall be) an employee, a supplier or a customer of either the Company or any member of the Group, to become an employee, a supplier or a customer of any other person, firm, corporation or other entity, and the Employee shall not approach any such employee for such person, firm, corporation or other entity for such purpose or authorize the taking of such actions by any other person, firm, corporation or other entity in taking such action.

         6.2. The Employee acknowledges that services to be rendered by him hereunder are of a special, unique and extraordinary character and, in connection with such services, the Employee will have access to the Confidential Information which is vital to the Company's business. Accordingly, if Employee should breach or threaten to breach any provision of Section 5 or Section 6(a) of this Agreement, the Company will suffer irreparable injury which shall entitle the Company, in the event of any breach or threatened breach of either such section (in addition to any other remedies which the Company may have under this Agreement or otherwise), to enforce the specific performance of Section 5 and section 6(a) and obtain permanent and temporary injunctive relief or other equitable relief from any court of competence jurisdiction. The Employee further acknowledges and agrees that (i)) the time, scope and other provisions of section 5 and section 6(a) have been specifically negotiated by sophisticated commercial parties; (ii) such time, scope and other provisions are reasonable under the circumstances; and
                  (iii) if, at any time, despite the express agreement of the parties hereto, a court, tribunal or arbitrator in a proceeding properly brought before it, holds that any portion of any such section is unreasonable and unenforceable, the maximum restrictions of time, scope or other conditions reasonable under the circumstances, as determined by such court tribunal or arbitrator, will be substituted for any such restrictions held unenforceable.

7.       TERMINATION

         7.1. Anything herein to the contrary notwithstanding, the Company shall have the right to terminate the Employee's employment immediately (without notice) at any time, for cause, which term shall include (but not be limited to):

                  7.1.1. an act of theft, fraud or dishonesty against the Company or the Group or against any of the Group's customers or the conviction of the Employee of any misdemeanor involving moral turpitude or of any felony or;

                  7.1.2. a material breach or failure to perform any of the Employee's obligations hereunder.

         7.2. Anything herein to the contrary notwithstanding, the Company shall have the right to terminate the Employee's employment, if, by reason of illness or accident, the Employee shall become disabled and is unable for a period of three consecutive months, or for a total of 90 days during any 180 day period, to perform his duties, provided, however, that any such termination shall not affect the right of the Employee to continue to receive benefits under any disability insurance plan covering the Employee which is in effect on such date of termination or affect his rights under the plan.

         7.3. In the event of the termination of his employment for reasons set forth in paragraphs (a) or (b) above during the term hereof, the Company shall be released from all its obligations hereunder.

         7.4. The employee agrees that upon termination of employment by the Company, either on a voluntary or involuntary basis, with or without cause, he will deliver to the Company all documents, records, notebooks and similar material (including any magnetic or any other media) containing any Confidential Information at that time in his possession or control.

         7.5. Upon termination of the Employee's employment hereunder for whatever reason, any and all rights of the Employee hereunder shall immediately terminate and the Company shall have no further obligations hereunder, except for obligations which the Company explicitly agreed that shall remain in effect after the termination of the employment of the Employee.

8.       ENTIRE AGREEMENT

         This Agreement contains the entire understanding between the parties hereto and supersedes any prior agreements or understandings between the Company and the Employee, whether oral or in writing, except such as may relate to the matters dealt with in Section 5 hereof.

9.       PERSONAL AGREEMENT

         The Employee acknowledges and agrees that (i) this Agreement requires the personal services of the Employee; and (ii) neither this Agreement nor any of the Employee's rights hereunder may be voluntarily, involuntarily, directly or indirectly, assigned or otherwise transferred by him without the prior written approval of the Company.

10.      GOVERNING LAW

         This Agreement shall be construed in accordance with and governed by, the laws of the country specified in para. 14 of Annex "A" and the competent courts of that country shall have jurisdiction over any dispute arising herefrom.

11.      NOTICES

         For purposes of this Agreement, all notices, requests, demands and other communications required or permitted hereunder shall be in writing and shall be deemed to have been duly given when (i) transmitted by telecopy, (ii) delivered by hand or (iii) three days after having been deposited in the mail by registered mail, return receipt requested, addressed as follows:

         the Employee
                     --------------------------------------------------------
         the Company
                    ---------------------------------------------------------

12.      REPRESENTATIONS

         The Employee represents and warrants that he (1) has had the right to discuss all aspects of this Agreement with an attorneys of his choice,
         (ii) has availed himself of this right, (iii) is competent to execute this Agreement, (iv) has freely and voluntarily entered into this Agreement, and (v) has carefully read this Agreement in its entirety and fully understands all of its provisions and its meanings, intent and consequences.

13.      DEDUCTIONS & WITHHOLDING

         13.1. The Company shall have the right to withhold from any (and all) payments required to be made to the Employee pursuant to this Agreement, all taxes, levies or other amounts that the Company determines to withhold in accordance with any applicable law, from time to time in effect.

         13.2. The Employee shall be responsible to pay any and all taxes and other assessments imposed on any emoluments payable to the Employee hereunder and levied, by law, on the Employee and shall indemnify the Company against any such taxes and assessments.

         13.3. To avoid any doubts, the provisions of paras. (a) and (b) hereof are cumulative but not exhaustive.

14.      SEVERABILITY

         If any provisions of this Agreement shall be held to be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

In witness whereof, the parties intending to be legally bound hereby, have duly executed this Agreement, as an the date first above written.


/s/ Yoram Kariv                              /s/ Aki Ratner
----------------                             ----------------
/s/ illegible                                EMPLOYEE
----------------
COMPANY

                                    ANNEX "A"
                                    ---------

1.   date of commencement of employment (Section 2)-           May 1,1997

2.   date of termination of employment (Section 2)-            None

3.   minimum period for termination notice (Section 2) -       60 Days

4.   employee's position (Section 3(a)) -                      VP R&D

5.   employee's base country (Section 3(a)) -                  Israel

6.   monthly salary (Section 4(a)) -                           30,195 NIS

7.   manner of linkage -                                       On a quarterly basis according to the Consumer Price Index, base index.

8.   annual vacation (Section 4(c)) -                          22 days

9.   annual sick leave (Section 4(c)) -                        according to the law

10.  number of optioned shares (Section 4(c)) -                100,000 at $1.00 per share (the "option shares"). In the event of a completion of further financing rounds up to a total of 10 million US
                                                               Dollars before May 1, 1998 a further number of option shares will be granted to Employee, at $1.00 per share, so as to reduce by 100% the effect of any dilution of Employee's ownership caused by the raising of said further financing rounds. The option shares will be issued under a written option agreement and will be subject to
                                                               qualifications and conditions under all applicable Securities
                                                               Regulations, as well as under the terms and conditions of Precise's than current Stock Option and Incentive Plan.

11.  date(s) of exercisability of the option (Section 4(d))-   25,000 on 1.5.98
                                                               25,000 on 1.5.99
                                                               25,000 on 1.5.2000
                                                               25,000 on 1.5.2001

12.  term of the restricted period (Section 4(d))-             According to the law.

13.  additional benefits (Section 4(e)) -                      (i) Executive insurance scheme based on a 13-1/3% contribution of the company and 5% contribution of the employee; above contribution based on 2/3 of the monthly salary as stated in para. 6 above.
                                                               (ii) " Keren Hishtalmut" scheme based on a 7.5% contribution of the company and 2.5% contribution of the employee; above contribution based on 2/3 of the monthly salary as stated in para. 6 above.
                                                               (iii) Reimbursement for business Expenses incurred approved by company in advance against appropriate receipts.
                                                               (iv) Corporate Car

14.  the country of the governing law and
     jurisdiction (Section 10) -                               Israel
